Exhibit 99.4 (D)

                  GUARANTEED LIFETIME WITHDRAWAL BENEFIT RIDER

THIS RIDER has been attached to and made a permanent part of your Contract as of the Guaranteed Lifetime Withdrawal Benefit (GLWB) Effective Date shown on the GLWB Rider Schedule Page. This Rider is subject to all the exclusions, definitions and provisions of the Contract to which it is attached. If any provisions contained in this Rider are contrary to or inconsistent with those of the Contract, the Rider provisions will control. Capitalized terms not defined in this Rider or on the GLWB Rider Schedule Page have the meanings assigned to them in the base Contract or related Riders or Endorsements.

THE BENEFIT

This Rider guarantees that you can receive an amount equal to the Lifetime Payout Amount (LPA) each Contract Year after the LPA Eligibility Date, regardless of Account Value, for the life of the Primary Annuitant. This guarantee will terminate without value when this Rider terminates as described in the TERMINATION provision of this Rider.

LIFETIME PAYOUT AMOUNT (LPA)

The LPA is the amount we guarantee you can receive each Contract Year after the LPA Eligibility Date for the life of the Primary Annuitant. The LPA Eligibility Date is the first Contract Anniversary on or after the Primary Annuitant attains the LPA Age shown on the GLWB Rider Schedule Page. If the GLWB Effective Date is on or after the date the Primary Annuitant attains the LPA Age, the LPA Eligibility Date is the GLWB Effective Date. The LPA is equal to the applicable Withdrawal Percentage, as shown on the GLWB Rider Schedule Page, multiplied by the Payment Base, as defined in the PAYMENT BASE provision of this Rider. The applicable Withdrawal Percentage is based on the Primary Annuitant's age and is established on the date of the first withdrawal from the Contract on or after the LPA Eligibility Date.

Any portion of LPA not taken during a Contract Year is not available in any subsequent Contract Year.

If immediately after an additional Contribution, Bonus, or Step-Up occurring on or after the LPA Eligibility Date, the Withdrawal Percentage multiplied by the Payment Base is greater than the existing LPA, we will increase the LPA so that it equals the greater amount.

If a Nonguaranteed Withdrawal, as defined in the NONGUARANTEED WITHDRAWAL provision of this Rider, is taken on or after the LPA Eligibility Date, we will decrease the LPA so that it equals the Withdrawal Percentage multiplied by the reduced Payment Base.

BONUS

If you do not take any withdrawals during a Contract Year within the Bonus Period shown on the GLWB Rider Schedule Page, we will increase your Bonus Base as of the Annual Processing Date, as defined in the ANNUAL PROCESSING DATE provision of this Rider, for that Contract Year. The amount of the Bonus will be equal to the Bonus Percentage shown on the GLWB Rider Schedule Page, multiplied by:

     1)   total Contributions; less

     2)   total withdrawals, including any Withdrawal Charges.

BONUS BASE

On any day until a Bonus is applied, the Bonus Base is equal to:

     1)   the Account Value on the GLWB Effective Date; plus

     2)   additional Contributions; less

     3) Adjusted Nonguaranteed Withdrawals, as described on the GLWB Rider Schedule Page.

On any day after a Bonus is applied, but before a subsequent Bonus is applied, the Bonus Base is equal to:

     1)   the Bonus Base immediately before such Bonus is applied; plus

     2)   the subsequent Bonus amount; plus

     3)   additional Contributions received after the date of such Bonus; less

     4)   Adjusted Nonguaranteed Withdrawals taken after the date of such Bonus.


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STEP-UP

If your Account Value is greater than the Step-Up Base on an Annual Processing Date during the Step-Up Period shown on the GLWB Rider Schedule Page, we will increase your Step-Up Base to equal the Account Value as of that date. The amount of the increase is the Step-Up amount. No Step-Ups will be applied after the effective date of a Rider Fee Percentage increase that you have rejected, as described in the RIDER FEE provision of this Rider.

STEP-UP BASE

On any day until a Step-Up is applied, the Step-Up Base is equal to:

     1)   the Account Value on the GLWB Effective Date; plus

     2)   additional Contributions; less

     4)   Adjusted Nonguaranteed Withdrawals.

On any day after a Step-Up is applied, but before a subsequent Step-Up is applied, the Step-Up Base is equal to:

     1)   the Step-Up Base immediately before such Step-Up is applied; plus

     2)   the subsequent Step-Up amount; plus

     3)   additional Contributions received after the date of such Step-Up; less

     4) Adjusted Nonguaranteed Withdrawals taken after the date of such Step-Up.

ANNUAL PROCESSING DATE

The Annual Processing Date for any Contract Year is the last day of the Contract Year. If a withdrawal is taken on an Annual Processing Date we will process the withdrawal first; we will then reduce your Account Value by any applicable fees charged under your Contract; we will then calculate Bonuses and Step-Ups, if any. If the Annual Processing Date is not a Business Day, the Account Value for the purpose of the Step-Up is determined on the next Business Day after the Annual Processing Date.

PAYMENT BASE

The Payment Base is the total dollar amount we use to calculate your LPA. The Payment Base is always equal to the greater of the Bonus Base or Step-Up Base.

NONGUARANTEED WITHDRAWALS

If a withdrawal is taken prior to the LPA Eligibility Date, the entire amount of that withdrawal (including Withdrawal Charges, if any) is a Nonguaranteed Withdrawal. If a withdrawal is taken on or after the LPA Eligibility Date, the amount of that withdrawal (including Withdrawal Charges, if any) by which the sum of withdrawals during that Contract Year exceeds the current LPA is a Nonguaranteed Withdrawal.

Each Nonguaranteed Withdrawal will decrease the Bonus Base and Step-Up Base, and therefore the Payment Base, by an amount equal to the Adjusted Nonguaranteed Withdrawal. As a result, Nonguaranteed Withdrawals will also decrease or eliminate your LPA.

If the amount withdrawn is greater than the Free Withdrawal amount but does not result in a Nonguaranteed Withdrawal, any applicable Withdrawal Charges will be waived. If the amount withdrawn is greater than the Free Withdrawal amount and results in a Nonguaranteed Withdrawal, Withdrawal Charges, if any, will be applied.

You may not receive the intended benefit of this Rider if you take Nonguaranteed Withdrawals.

GUARANTEED PAYMENT PHASE (GPP)

During the GPP, you will receive an amount equal to your LPA each Contract Year. As of the date the GPP begins, any unused LPA for that Contract Year will be paid to you in a lump sum.

The Contract will enter the GPP on or after the LPA Eligibility Date, but before the Maximum Retirement Date, as of the date the Account Value reduces to zero by means other than a Nonguaranteed Withdrawal, if the Payment Base is greater than zero.


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On the Maximum Retirement Date, if you elect to receive, or continue to receive, your LPA under an LPA Annuity Option, as defined on the GLWB Rider Schedule
Page, we will set your Account Value to zero. The Contract will then enter the GPP.

After the Contract enters the GPP, your only rights under the Contract will be those described in this provision and the TERMINATION provision. All other rights, benefits, values and charges under the Contract and this Rider will terminate. The GPP will continue until the death of the Primary Annuitant, except that the GPP will end and payments will cease if this Rider terminates during the GPP prior to the death of the Primary Annuitant.

PARTIES

The Owner and Primary Annuitant must be the same person. A Joint Owner is not allowed while this Rider is in effect. While this Rider is in effect, any Contingent Annuitant designation under the Contract is null and void.

ADDITIONAL CONTRIBUTIONS

An additional Contribution must satisfy the Minimum Additional Contribution and Maximum Contribution Limits requirements shown on the GLWB Rider Schedule Page. You may not make additional Contributions after the Maximum Contribution Age shown on the GLWB Rider Schedule Page.

RIDER FEE

The Rider Fee Calculation is described on the GLWB Rider Schedule Page. We do not deduct the Rider fee during the GPP.

We reserve the right to increase the Rider Fee Percentage subject to the Maximum Annual Rider Fee Percentage shown on the GLWB Rider Schedule Page. We will give you prior written notice of the Rider Fee Percentage increase and an opportunity to reject the increase. If you reject the increase by written notice to us, you will not receive any Step-Ups that would otherwise take place after the effective date of the Rider Fee Percentage increase. Your decision to reject an increase is irrevocable.

RIGHT TO CANCEL

You may cancel this Rider during any Optional Termination Window described on the GLWB Rider Schedule Page by sending written notice to us.

GLWB INVESTMENT STRATEGIES

While this Rider is in effect, your Account Value must be completely allocated to one of the GLWB Investment Strategies shown on the GLWB Rider Schedule Page. Your Contributions will be allocated to Subaccounts within the GLWB Investment Strategy you choose according to your designated Subaccount allocation percentages. We will periodically rebalance the Subaccounts to your designated Subaccount allocation percentages as described on the GLWB Rider Schedule Page. Any change to your choice of GLWB Investment Strategy or your Subaccount allocations are subject to the Restrictions on GLWB Investment Changes described on the GLWB Schedule Page.

While this Rider is in effect, withdrawals must be taken from the Subaccounts on a pro-rata basis.

Subject to required approvals by federal and state authorities, we reserve the right to add, close, restrict, eliminate or substitute GLWB Investment Strategies or Subaccounts within the GLWB Investment Strategies at any time.

TERMINATION

This Rider will terminate automatically on the earliest of the following dates:

     1)   The date of death of the Primary Annuitant;

     2)   The date the Payment Base equals zero;

     3)   The date a Nonguaranteed Withdrawal reduces the Account Value to zero;

     4) The date before the LPA Eligibility Date that the Account Value equals zero;

     5)   The date that ownership of the Contract is transferred;

     6) The date the Contract or any benefits under the Contract or Rider are assigned;


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

     7) The Maximum Retirement Date, unless you elect to receive your LPA under an LPA Annuity Option;

     8) The date you request to terminate this Rider within an Optional Termination Window;

     9)   The date the Contract ends.

Once terminated, this Rider may not be reinstated.


NATIONAL INTEGRITY LIFE INSURANCE COMPANY


    /s/ Jill T. McGruder                        /s/ Edward J. Babbitt
         President                                    Secretary


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

                                   GLWB RIDER
                                  SCHEDULE PAGE

GLWB EFFECTIVE DATE:                                          February 25, 2007

LPA AGE:                                                      60 years

WITHDRAWAL PERCENTAGE:      Based on age of Primary Annuitant on the date of the
                            first withdrawal from the Contract on or after the LPA Eligibility Date

                             Age of Primary Annuitant    Withdrawal Percentage
                            ---------------------------------------------------
                                     59 or younger        N/A
                            ---------------------------------------------------
                                     60-64                4.50%
                            ---------------------------------------------------
                                     65-69                5.00%
                            ---------------------------------------------------
                                     70-74                5.50%
                            ---------------------------------------------------
                                     75-79                6.00%
                            ---------------------------------------------------
                                     80-84                7.00%
                            ---------------------------------------------------
                                     85 -89               7.00%
                            ---------------------------------------------------
                                     90 +                 7.00%
                            ---------------------------------------------------

BONUS PERIOD:               The first 10 Annual Processing Dates following the
                            GLWB Effective Date

BONUS PERCENTAGE:           Based on age of Primary Annuitant on the Annual
                            Processing Date when the Bonus is calculated

                             Age of Primary Annuitant    Bonus Percentage
                            ---------------------------------------------------
                                     59 or younger       5.00%
                            ---------------------------------------------------
                                     60-64               5.00%
                            ---------------------------------------------------
                                     65-69               5.00%
                            ---------------------------------------------------
                                     70-74               5.50%
                            ---------------------------------------------------
                                     75-79               6.00%
                            ---------------------------------------------------
                                     80-84               7.00%
                            ---------------------------------------------------
                                     85-89               7.00%
                            ---------------------------------------------------
                                     90 +                7.00%
                            ---------------------------------------------------

ADJUSTED NONGUARANTEED WITHDRAWAL:
          The Adjusted Nonguaranteed Withdrawal amount is:

          1)   the Nonguaranteed Withdrawal amount


          2)   multiplied by the greater of:

               i.   1.0; or

               ii. Payment Base divided by Account Value, where both values are determined immediately before such Nonguaranteed Withdrawal. If the withdrawal includes all or a portion of your LPA, the Account Value will be reduced by such portion prior to this calculation.

STEP-UP PERIOD:             While this GLWB Rider is in effect

LPA ANNUITY OPTION(S):      Life Only

MINIMUM ADDITIONAL CONTRIBUTION:     $1,000

MAXIMUM CONTRIBUTION LIMITS:

a. Prior written Company approval is needed for any Contribution in excess of $1,000,000.

b. No Contribution may be accepted if it causes the cumulative Contributions to exceed $3,500,000.

c. The Company may refuse to accept additional Contributions on a nondiscriminatory basis at any time.

MAXIMUM CONTRIBUTION AGE:            80

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

RIDER FEE CALCULATION:      The Rider Fee Percentage is multiplied by the
Payment Base as of the last day of each calendar quarter and divided by four. That amount is deducted from the Subaccounts on a pro-rata basis. If the GLWB Effective Date is other than the first day of a calendar quarter or the Rider terminates on other than the last day of a calendar quarter, we will charge a pro-rata share of the Rider fee for the part of the calendar quarter the Rider was in effect.

RIDER FEE PERCENTAGE:                0.xx%

MAXIMUM ANNUAL RIDER FEE PERCENTAGE: 1.20%

OPTIONAL TERMINATION WINDOW:         The first 45 days of each Contract Year
                                     beginning on the 5th Contract Anniversary

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                                                   GLWB INVESTMENT STRATEGIES
----------------------------------------------------------------------------------------------------------------------------------
STRATEGY 1                         100% in the three Subaccounts listed below.  You may select more than one of the three
                                   Subaccounts, but they must add up to 100% and investment in any one Subaccount may not exceed the specified range.
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        TOUCHSTONE VST ETF                                TOUCHSTONE VST ETF                             TOUCHSTONE VST ETF
    CONSERVATIVE FUND OF FUNDS                          MODERATE FUND OF FUNDS                        AGGRESSIVE FUND OF FUNDS
----------------------------------------------------------------------------------------------------------------------------------
              0-100%                                            0-100%                                         0-50%
----------------------------------------------------------------------------------------------------------------------------------
                                                                  OR
----------------------------------------------------------------------------------------------------------------------------------
STRATEGY 2                         100% in the four Subaccounts listed  below. You may select more than one of the four
                                   Subaccounts,  but they must add up to 100% and investment in any one Subaccount may not exceed the specified range.
----------------------------------------------------------------------------------------------------------------------------------

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       FIDELITY VIP FREEDOM              FIDELITY VIP FREEDOM            FIDELITY VIP FREEDOM           FIDELITY VIP FREEDOM
               2010                              2015                            2020                           2025
----------------------------------------------------------------------------------------------------------------------------------
              0-100%                            0-100%                          0-100%                         0-100%
----------------------------------------------------------------------------------------------------------------------------------
                                                                  OR
----------------------------------------------------------------------------------------------------------------------------------

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

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STRATEGY 3                         100% in the Subaccounts listed below. The Subaccounts are defined in separate investment categories and these investment categories are grouped together for purposes of defining the minimum and maximum allocation percentages.
----------------------------------------------------------------------------------------------------------------------------------
          30-60%                          40-70%                          0%-20%                         0%-10%
----------------------------------------------------------------------------------------------------------------------------------
       FIXED INCOME                    CORE EQUITY                   NON CORE EQUITY                  ALTERNATIVE

 Fidelity VIP Investment       Fidelity VIP Asset Manager       DWS Small Cap Index VIP          PIMCO VIT All Asset
 Grade Bond

 PIMCO VIT Total Return        Fidelity VIP Balanced            Fidelity VIP Disciplined         PIMCO VIT Commodity
                                                                Small Cap                        RealReturn Strategy

 Touchstone VST Core Bond      Fidelity VIP Contrafund          Fidelity VIP Dynamic             Rydex VT Absolute Return
                                                                Capital Appreciation             Strategies

                               Fidelity VIP Equity-Income       Fidelity VIP Mid Cap             Rydex VT Hedged Equity

                               Fidelity VIP Growth & Income     Franklin Small Cap Value         Rydex VT Sector Rotation
                                                                Securities

                               Fidelity VIP Growth              Touchstone VST Baron             Van Kampen UIF U.S. Real
                               Opportunities                    Small Cap                        Estate

                               Fidelity VIP Growth              Touchstone VST Mid Cap
                                                                Growth                                 HIGH YIELD

                               Fidelity VIP Index 500           Touchstone VST Third             Fidelity VIP High Income
                                                                Avenue Value

                               Franklin Growth and              Van Kampen LIT Strategic         Franklin Income Securities
                               Income Securities                Growth
                                                                                                 Touchstone VST High Yield
                               Franklin Large Cap Growth           INTERNATIONAL
                               Securities

                               Mutual Shares Securities         Fidelity VIP Overseas                SHORT DURATION

                               Touchstone VST Aggressive ETF    Templeton Foreign Securities     PIMCO VIT Low Duration

                               Touchstone VST Conservative ETF  Templeton Growth Securities      PIMCO VIT Real Return

                               Touchstone VST Enhanced ETF      Van Kampen UIF Emerging          Touchstone VST Money Market
                                                                Markets Debt

                               Touchstone VST Large Cap         Van Kampen UIF Emerging
                               Core Equity                      Markets Equity

                               Touchstone VST Moderate ETF

                               Touchstone VST Value Plus

                               Van Kampen LIT Comstock
----------------------------------------------------------------------------------------------------------------------------------
 REBALANCING:               On the last day of each Contract quarter beginning with the first
                            Contract quarter end after the GLWB Effective Date.

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RESTRICTIONS ON GLWB INVESTMENT CHANGES:

     1) Each change of your Subaccount allocation or selection of a new GLWB
     Investment Strategy starts a 90-day waiting period before you can make another Subaccount allocation change or select a new GLWB Investment
     Strategy.


     2) You may not transfer amounts among Subaccounts other than by changing your Subaccount allocation.
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

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